Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 30, 2010 relating to the consolidated financial statements of China Technology Development Group Corporation (the “Company”), which appears in the Company’s Form 20-F filed with the Securities and Exchange Commission on June 30, 2010.
Yours faithfully
/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Shenzhen, the People’s Republic of China
July 8, 2010